UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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HEARTLAND PAYMENT SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

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HEARTLAND PAYMENT SYSTEMS, INC.
90 NASSAU STREET
PRINCETON, NJ  08542

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2006

          The Board of Directors of Heartland Payment Systems, Inc. (the “Company”) hereby gives notice that the 2006 Annual Meeting of Stockholders will be held at the Nassau Inn, 10 Palmer Square, Princeton, NJ 08540, on May 15, 2006 at 1:30 p.m. (local time), for the following purposes:

1.

To elect seven Directors to the Company’s Board of Directors for terms expiring at the 2007 Annual Meeting, or until their successors are duly elected and qualified as provided in the Company’s By-Laws; and

2.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

          This notice of meeting, the Company’s Proxy Statement and the accompanying proxy card, and the Company’s Annual Report, including the Company’s Form 10-K were first mailed on or about April 14, 2006. Stockholders of record at the close of business on March 31, 2006 are entitled to notice of and vote at the meeting and any adjournments or postponements thereof.  If you attend the meeting you may vote in person if you wish, even though you have previously returned your proxy.

By Order of the Board of Directors

/s/ Robert H.B. Baldwin, Jr.

Robert H.B. Baldwin, Jr.
Chief Financial Officer and Corporate Secretary

Princeton, New Jersey
Date:  April 14, 2006

IMPORTANT:  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.  THIS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

HEARTLAND PAYMENT SYSTEMS, INC.
90 NASSAU STREET
PRINCETON, NJ  08542

PROXY STATEMENT
2006 Annual Meeting of Stockholders
To Be Held On May 15, 2006

          This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation by the Board of Directors of Heartland Payment Systems, Inc., a Delaware corporation (the “Company”), of proxies for use at the 2006 Annual Meeting of Stockholders  (the “Annual Meeting”) of the Company to be held on May 15, 2006, at 1:30 p.m., Eastern Time, at the Nassau Inn, 10 Palmer Square, Princeton, New Jersey 08540, and at any adjournments thereof.  This Proxy Statement and the enclosed proxy and the Company’s Annual Report to Stockholders, including the Company’s Form 10-K are first being sent to stockholders on or about April 14, 2006.

          The close of business on March 31, 2006 has been selected as the record date (the “Record Date”) for determining the holders of outstanding shares of the Company’s common stock, par value $0.001 per share (the  “Common Stock”), entitled to receive notice of and vote at the Annual Meeting.  On the Record Date, there were approximately 35,895,101 shares of Common Stock outstanding and approximately 125 holders of record.  Each holder of record is entitled to one vote at the Annual Meeting for each share of Common Stock held by such stockholder on the Record Date.

          The presence in person or by properly executed proxy of the record holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting.  Elections of Directors will be determined by a plurality vote of all shares present in person or by properly executed proxy and voting at the Annual Meeting.

          Unless proxies have been previously revoked, all shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions given on such proxies. Any person giving a proxy has the power to revoke it, in writing delivered to the Secretary of the Company at the address given above, at any time prior to its exercise.  If no direction is given, a properly executed proxy will be voted FOR the election of the persons named under “Election of Directors.” The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting.  If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

ELECTION OF DIRECTORS

General

          Seven individuals, all of whom are presently members of our Board of Directors, have been nominated for election as Directors of the Company until the next annual meeting and until their respective successors are elected and qualified.  The persons named in the proxy, who have been designated by our management, intend, unless otherwise instructed on the proxy card, to vote for the election to the Board of Directors of the persons named below.  If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board of Directors.  The Board of Directors has no reason to believe any of the persons named will be unable to serve if elected.

Vote Required

          The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is necessary for the election of Directors. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote.

Board Recommendation

          The Board of Directors recommends that stockholders vote FOR the nominees listed below.

Information Concerning Directors and Nominees

          Information regarding each nominee for Director is set forth in the following table:

Name	Age	Position

Robert O. Carr	60	Chairman and Chief Executive Officer
Scott L. Bok	46	Director
Mitchell L. Hollin	43	Director
Robert H. Niehaus	50	Director
Marc J. Ostro, Ph.D	56	Director
Jonathan J. Palmer	62	Director
George F. Raymond	68	Director

Robert O. Carr has served as Chairman of our Board of Directors and as our Chief Executive Officer since our inception in October 2000. Mr. Carr had been Chairman of the Members’ Committee and Chief Executive Officer of our predecessor, Heartland Payment Systems LLC, from March 1997 to October 2000 when the merger of Heartland Payment Systems LLC into our company became effective. Mr. Carr co-founded Heartland Payment Systems LLC with Heartland Bank in March 1997.  Prior to founding Heartland, Mr. Carr worked in the payments and software development industries for 25 years.  Mr. Carr received a B.S. and M.S. in Mathematics and Computer Science from the University of Illinois.

Scott L. Bok has served as one of our Directors since October 2001.  Mr. Bok has served as the U.S. President of Greenhill & Co., Inc., an investment banking firm, since January 2004 and as a member of Greenhill & Co.’s Management Committee since its formation in January 2004.  Mr. Bok is also a member of the Investment Committee of Greenhill Capital Partners, LLC. In addition, Mr. Bok has been a director of Greenhill & Co., Inc. since March 2004. From 2001 until the formation of Greenhill & Co.’s Management Committee, Mr. Bok participated on the two-person administrative committee responsible for managing Greenhill’s operations.  Mr. Bok joined Greenhill & Co. as a Managing Director in February 1997. Before joining Greenhill & Co., Mr. Bok was a Managing Director in the Mergers, Acquisitions and Restructuring department of Morgan Stanley & Co., where he worked from 1986 to 1997.  From 1984 to 1986, Mr. Bok practiced law in New York with Wachtell, Lipton, Rosen & Katz. Mr. Bok is a member of the board of directors of Republic Group Companies, Inc., various private companies and charitable organizations. Mr. Bok received a B.S. in Economics from the University of Pennsylvania’s Wharton School and a J.D. from the University of Pennsylvania Law School.

Mitchell L. Hollin has served as one of our Directors since October 2001. Mr. Hollin is a Partner of LLR Capital, L.P., which is the general partner of LLR Equity Partners, L.P., an independent private equity firm, which he joined in August 2000.  From 1994 until joining LLR Capital, L.P., Mr. Hollin was a founder and Managing Director of Advanta Partners LP, a private equity firm affiliated with Advanta Corporation. Prior to his involvement with Advanta Partners LP, Mr. Hollin was a Vice President at Cedar Point Partners LP, a middle market buyout firm and before that an Associate at Patricof & Co. Ventures, Inc., an international venture capital firm. Mr. Hollin is a member of the board of directors of various private companies. Mr. Hollin received a B.S. in Economics and an M.B.A. from the Wharton School of the University of Pennsylvania.

Robert H. Niehaus has served as one of our Directors since October 2001. Mr. Niehaus is a Managing Director of Greenhill & Co., Inc. and serves as the Chairman and a Senior Member of GCP 2000, LLC and the Chairman and a Senior Member of Greenhill Capital Partners, LLC, which control the general partners of Greenhill Capital Partners. Mr. Niehaus has been a member of Greenhill & Co.’s Management Committee since its formation in January 2004. Mr. Niehaus joined Greenhill & Co. in January 2000 as a Managing Director to begin the formation of Greenhill Capital Partners. Prior to joining Greenhill & Co., Mr. Niehaus spent 17 years at Morgan Stanley & Co., where he was a Managing Director in the merchant banking department from 1990 to 1999. Mr. Niehaus was vice chairman and a director of the Morgan Stanley Leveraged Equity Fund II, L.P., a private equity investment fund, from 1992 to 1999, and was Vice Chairman and a Director of Morgan Stanley Capital Partners III, L.P., a private equity fund, from 1994 to 1999. Mr. Niehaus was also the Chief Operating Officer of Morgan Stanley’s merchant banking department from 1996 to 1998. Mr. Niehaus is a director of American Italian Pasta Company, a producer and marketer of dry pasta, Exco Holdings, Inc., an oil and gas company, Global Signal Inc., a company that owns and manages wireless communications towers and other communications sites, and various private companies. Mr. Niehaus received a B.A. in International Affairs from the Woodrow Wilson School at Princeton University and an M.B.A. from the Harvard Business School.

Marc J. Ostro, Ph.D. has served as one of our Directors since October 2002. Dr. Ostro has been a partner at TL Ventures, L.P., a Pennsylvania-based venture capital firm, since January 2002. Immediately prior to that, Dr. Ostro was a private consultant to the biotechnology industry since May 2000. From November 1997 to May 2000, he was Senior Managing Director and Group Leader for KPMG Life Science Corporate Finance (Mergers and Acquisitions). In 1981, Dr. Ostro co-founded The Liposome Company, a biotechnology company. Dr. Ostro received a B.S. in Biology from Lehigh University, a Ph.D. in Biochemistry from Syracuse University, and was a Postdoctoral Fellow and Assistant Professor at the University of Illinois Medical School.

Jonathan J. Palmer has served as one of our Directors since November 2003. Since September 2004, Mr. Palmer has served as the Chief Executive Officer of Lucid Security, Inc., an innovator of intrusion prevention software.  Since November 2005, Mr. Palmer has served as President and Chief Executive Officer of FSV Payment Systems, a leading prepaid debt issuer and processor. From 1999 to October 2003, Mr. Palmer served as President and Chief Executive Officer of Vital Processing Services. From 1996 to 1999, he served as President and CEO of Wellspring Resources, an outsourced benefits administrator. From 1990 to 1996, Mr. Palmer was the Chief Retail Banking and Technology Executive at Barnett Banks, where he created Barnett Technologies, an outsourced services firm offering a wide range of back office functions for banks. Prior to joining Barnett Banks, he was an Executive Vice President with Shearson Lehman Brothers, and held a number of roles at Fidelity Bank in Philadelphia, succeeding to Vice Chairman in the late 1980s. Mr. Palmer received a B.S. in Applied Mathematics from LaSalle University, and an M.B.A. from the Wharton School of the University of Pennsylvania.

George F. Raymond has served as one of our Directors since March 2004. Mr. Raymond has served as President of Buckland Corporation, a consulting company to the information technology industry, since 1989. Previously, Mr. Raymond was Chief Executive Officer of Automatic Business Centers, Inc., a payroll processing company he founded in 1972 and sold to Automatic Data Processing Corporation in 1989. Mr. Raymond is a director of BMC Software, Inc., a provider of business management software, DocuCorp International, Inc., an enterprise-wide software provider, Analytical Graphics, Inc., a privately held software solutions provider, and NationsHeath, a health care provider. Mr. Raymond received a B.B.A. in Accounting from the University of Massachusetts and qualified as a C.P.A. in Pennsylvania.

Information Concerning the Board of Directors and Its Committees

          Under our amended and restated certificate of incorporation, the Board of Directors determines the number of directors on the Board.  We currently have seven directors. The Board of Directors held six meetings during the fiscal year ended December 31, 2005.  Dr. Ostro attended 33% of the meetings of the Board of Directors and Mr. Raymond attended 67% of such meetings.  Each of the other directors attended at least 75% of the aggregate number of meetings of the Board of Directors and relevant committees held during fiscal year 2005 since his election.  It is our policy to encourage directors to attend our annual meetings of stockholders.

          The Board of Directors has determined that the following directors are “independent” under current New York Stock Exchange (“NYSE”) rules: Scott L. Bok, Mitchell L. Hollin, Robert H. Niehaus, Marc J. Ostro, Ph.D., Jonathan J. Palmer and George F. Raymond.  To be considered independent our Directors must meet the bright-line independence standards under the listing standards of the NYSE, and the Board of Directors must affirmatively determine that the Director otherwise has no material relationship with the Company, directly, or as an officer, shareowner or partner of an organization that has a relationship with the Company.  Robert O. Carr, serves as Chairman at meetings of the Board of Directors.  We became a NYSE-listed company in August 2005 and there have been no executive sessions of our non-management Directors since our listing.  Beginning in 2006, the Chairman of our Audit Committee will preside over executive sessions of our non-management Directors, which will be held regularly. The Board of Directors has standing Audit, Compensation and Nominating/Corporate Governance Committees.

          For additional information on our corporate governance, including the charters approved by the Board of Directors for the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, the Code of Business Conduct and Ethics and the Corporate Governance Guidelines, please visit the Company’s investor relations website at www.heartlandpaymentsystems.com. Printed copies of this information may be obtained by requesting copies from our Corporate Secretary, Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey  08542.

          Audit Committee.  Our Audit Committee is solely responsible for the appointment of and reviewing fee arrangements with our independent accountants, and approving any non-audit services by our independent accountants. (See “Principal Accountant Fees and Services”).  Our Audit Committee reviews and monitors our internal accounting procedures and reviews the scope and results of the annual audit and other services provided by our independent accountants.  Our Audit Committee currently consists of Messrs. Palmer and Raymond and Dr. Ostro, each of whom is an independent director under current NYSE and Rule 10A-3 under the Exchange Act, and is chaired by Mr. Raymond.  We believe that each of the members of the Audit Committee is financially sophisticated and is able to read and understand our consolidated financial statements.  Our Board of Directors has determined that Mr. Raymond is an Audit Committee ‘‘financial expert’’ as defined under the regulations of the Exchange Act.  Our Board of Directors has adopted a written charter for the Audit Committee.  Our Audit Committee held five meetings during 2005.  Mr. Raymond also serves on the Audit Committee of NationsHealth, BMC Software, Inc. and DocuCorp. International, Inc.  Our Board of Directors has determined Mr. Raymond’s service on the audit committees of these companies does not impair his ability to serve on our Audit Committee.  Our Board of Directors adopted the Audit Committee charter on May 10, 2004, which is attached to this proxy statement as Appendix I.

          Compensation Committee.  Our Compensation Committee is primarily responsible for reviewing and approving the compensation and benefits of our executive officers and Directors; evaluating the performance and compensation of our executive officers in light of our corporate goals and objectives; administering our employee benefit plans and making recommendations to our Board of Directors regarding these matters; and for administering our equity compensation plans. Our Compensation Committee currently consists of Messrs. Hollin, Niehaus and Palmer, each of whom is an independent director under current NYSE rules. Mr. Niehaus serves as chairman of our Compensation Committee.  Our Compensation Committee held two meetings during 2005.  Our Board of Directors has adopted a written charter for the Compensation Committee.

          Nominating/Corporate Governance Committee.  Our Nominating/Corporate Governance Committee makes recommendations to the Board of Directors concerning nominations to the Board, including nominations to fill a vacancy (including a vacancy created by an increase in the Board of Directors).  The Nominating/Corporate Governance Committee will consider nominees for Directors nominated by stockholders upon submission in writing to our Corporate Secretary of the names of such nominees in accordance with our By-laws.  This Committee is also charged with shaping corporate governance policies and codes of ethical and legal conduct, and monitoring compliance with such policies.  Our Nominating/Corporate Governance Committee currently consists of Messrs. Bok and Raymond and Dr. Ostro, each of whom is an independent director under current NYSE rules.  Our Board of Directors has adopted a written charter for the Nominating/Corporate Governance Committee.  Our Nominating/Corporate Governance Committee did not hold any meetings during 2005.

Communication with Directors

          Stockholders who wish to communicate with the entire Board of Directors, the non-management Directors as a group or the Chairs of any of the Board committees may do so telephonically by calling Robert H.B. Baldwin, Jr., at 609-683-3831, extension 2200 or by mail c/o Corporate Secretary, Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542.  Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.  In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as Spam, job inquiries, business solicitations or product inquiries.  In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any Director upon request.

Director Compensation

          In 2005, members of the Board of Directors who were not our employees, and who were not beneficial owners of more than 5% of our common stock received annual retainers of $10,000, or $15,000 if they chair a committee, in addition to $1,500 for each board meeting attended in person and $1,000 for each committee meeting attended in person.   Under these arrangements, we paid each of Dr. Ostro and Mr. Palmer an aggregate of $14,000 and Mr. George F. Raymond received an aggregate of $20,250. Board members are also reimbursed for their out-of-pocket expenses related to their service on our Board of Directors.

          Any new non-employee Director who has not been in our prior employ will receive an initial option to purchase 10,000 shares of our common stock on the date such individual joins the Board of Directors. These options will vest over a period of two years. In addition, beginning on the date of the third annual stockholders meeting held after a non-employee Director joins the Board, such Director will automatically be granted a vested option to purchase 5,000 shares of our common stock. See ‘‘Executive Compensation— Heartland Payment Systems, Inc. Amended and Restated 2000 Equity Incentive Plan.’’

Options Granted to Directors in 2005

Name	Number of Securities Underlying Options Granted (#)	Exercise Price	Grant Date	Expiration Date

Scott L. Bok	5,000	$21.55	12/23/2005	12/23/2010
Mitchell L. Hollin	5,000	$21.55	12/23/2005	12/23/2010
Robert H. Niehaus	5,000	$21.55	12/23/2005	12/23/2010
Marc J. Ostro, Ph.D	10,000	$9.80	4/15/2005	4/15/2010
	5,000	$21.55	12/23/2005	12/23/2010
Jonathan J. Palmer	5,000	$21.55	12/23/2005	12/23/2010
George F. Raymond	5,000	$21.55	12/23/2005	12/23/2010

Director Nomination

          Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating/Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the Directors are independent under the rules of the NYSE, that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under the rules of NYSE and at least one of them qualifies as an “audit  committee financial expert” under the rules of the Securities and Exchange Commission.  Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

          Stockholder Nominees.  The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating/Corporate Governance Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) the names and addresses of the stockholders making the  nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2006 Annual Meeting” below.

          Process for Identifying and Evaluating Nominees.  The Nominating/Corporate Governance Committee believes the Company is well served by its current Directors.  In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. If an incumbent Director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought.  Director candidates will be selected based on input from members of the Board, our senior management and, if the Nominating/Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating/Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references.  In addition, such candidates will be interviewed by at least one member of the Nominating/Corporate Governance Committee.  Candidates meriting serious consideration will meet with all members of the Board.  Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

          Since becoming a public company, the Company has never received a proposal from a stockholder to nominate a Director.  Although the Nominating/Corporate Governance Committee has not adopted a formal policy with respect to stockholder nominees, the Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

          Board Nominees for the 2006 Annual Meeting. Each of Robert O. Carr, Scott L. Bok, Mitchell L. Hollin, Robert H. Niehaus, Marc J. Ostro, Ph.D, Jonathan J. Palmer and George F. Raymond are nominees listed in this Proxy Statement, and each such person is a current Director standing for re-election.

Compensation Committee Interlocks and Insider Participation

          No member of our Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. No member of our Compensation Committee has ever been an officer or employee of ours. There are no family relationships among any of our Directors or executive officers.

Code of Ethics

          The Company has adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer (i.e., principal executive officer), Chief Financial Officer (i.e., principal financial officer), principal accounting officer, controller and any other person performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance

          Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2005, all filing requirements applicable to its officers and directors were complied with by such individuals except for the following:  (i) Messrs. Baldwin, Bok, Carr, Hammer, Hollin, Niehaus, Palmer, Raymond and Sheridan and Dr. Ostro did not timely file a Form 3; (ii) Mr. Baldwin did not timely file a Form 4 in connection with the distribution of shares from a trust to Mr. Baldwin; (iii) Mr. Carr did not timely file a Form 4 in connection with the disposition of shares by an entity controlled by Mr. Carr; (iv) Mr. Sheridan did not timely file a Form 4 in connection with the exercise of an option; (v) Messrs. Palmer, Raymond and Sheridan and Dr. Ostro did not timely file a Form 4 in connection with an open market purchase, (vi) Mr. Sheridan did not timely file a Form 4 in connection with an open market purchase and an option exercise; (vii) Mr. Niehaus did not timely file a Form 4 in connection with the acquisition of shares by entities controlled by Mr. Niehaus; and (viii) Messrs. Bok, Hollin, Niehaus, Palmer and Raymond and Dr. Ostro did not timely file a Form 4 in connection with a stock option grant.

REPORT OF THE COMPENSATION COMMITTEE

          One of the functions of the Compensation Committee of the Board is to develop and periodically review compensation policies and practices applicable to our executive officers, including the criteria upon which executive compensation is determined and the components of compensation. In this capacity, the Compensation Committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s (“CEO”) compensation, evaluates the CEO’s performance in light of these goals and objectives, and fixes the CEO’s compensation based on this evaluation. The Committee also determines the compensation for the other executive officers. The Compensation Committee oversees the employment agreements for the CEO and other executive officers and the administration of our stock option and equity incentive plans. The Compensation Committee may seek the advice of independent consultants and counsel in carrying out its responsibilities.

Compensation Philosophy

          Our philosophy in setting compensation policies for executive officers is closely aligned with the long-term interest of stockholders and with our corporate goals and strategies. The Compensation Committee sets compensation policies applicable to our executive officers, including the CEO, and evaluates the performance of such officers. The Compensation Committee believes that executive compensation should be directly linked to corporate performance and accomplishments that increase stockholder value. To emphasize our philosophy, the Compensation Committee adopted the following guidelines as a foundation for decisions that affect the levels of executive compensation:

•	provide a competitive total compensation package that enables us to attract, motivate and retain key executive talent;
•	align all pay programs with our annual goals and long-term business strategies and objectives;
•	provide variable compensation opportunities that are directly linked to the performance of the officers and their impact on improving stockholder value; and
•	provide significant performance-based criteria related to long-term stockholder value balancing superior performance and risk.

Components of Executive Compensation

          The Compensation Committee focuses primarily on the following three components in forming the total compensation package for our executive officers: base salary, annual incentive bonus, and long-term incentives. The Compensation Committee believes that cash compensation in the form of salary and bonus provides our executives with short-term rewards for operational success, and that long-term compensation through the award of stock or stock options aligns the objectives of management with those of our stockholders with respect to long-term performance and success.

Base Salary and Variable Compensation

          The Compensation Committee intends to compensate our executive officers, including the CEO, competitively within our industry and with respect to other companies with whom we compete for executive talent. In determining compensation levels for executive officers, the Compensation Committee formally and informally gathers relevant market data on industry compensation, inflation data and survey data from independent sources and our management.

          In making specific compensation decisions the Compensation Committee also evaluates each executive officer’s performance and potential to enhance long-term stockholder value. In determining the amount and mix of compensation elements for each executive officer the Compensation Committee makes qualitative judgments rather than relying on rigid guidelines or formulas. Key factors affecting the Compensation Committee’s judgments included the nature and scope of the executive officers’ responsibilities and their effectiveness in leading our initiatives to achieve our annual goals and establish and execute our long-term business strategies and objectives.

Long-Term, Equity-Based Incentive Awards

          The goal of the long-term, equity-based incentives that we award is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage our business from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of the long-term, equity-based incentives according to each executive’s position within the company and sets a level it considers appropriate to create a meaningful opportunity for reward predicated on increasing stockholder value. In addition, the Compensation Committee takes into account an individual’s performance history, his or her potential for future responsibility and promotion, and competitive total compensation targets for the individual’s position and level of contribution.  It also considers the aggregate ownership position in the company when deciding upon incremental stock-based awards.

          We granted 230,000 options to senior executive officers in 2005 and the Compensation Committee intends to make option or restricted stock grants in future years as part of overall compensation. Option grants allow the executive officer to acquire shares of our common stock at a fixed price per share (the market price at the close of the day prior to the grant date) over a specified period of time. Options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the company. Accordingly, options granted will provide a return only if the executive officer remains with the company and only if the market price appreciates over the option term.  To date, we have not made restricted stock grants, but such grants may be made in the future.  In evaluating the tradeoff between restricted stock and options, the Compensation Committee will consider the aggregate cost to the company of each alternative, as well as the differing incentives for executive performance that they provide.

Compensation of the Chief Executive Officer

          For 2005, we paid Mr. Carr $350,000 in salary.  We also paid him a cash bonus of $98,665 for 2005. We considered this level of pay and bonus appropriate given his and the company’s performance during the year, his successful stewardship of the company through its initial public offering, and his pay level relative to that of our other senior officers.

This report has been furnished by members of the Compensation Committee:
Robert H. Niehaus, Chairman
Mitchell L. Hollin
Jonathan J. Palmer

REPORT OF THE AUDIT COMMITTEE

          The primary responsibilities of the Audit Committee are to oversee our financial reporting process on behalf of the Board of Directors, to review our financial statements, appoint and review fee arrangements with our independent accountants, and to report the results of the Audit Committee’s activities to the Board of Directors.

          Our management has the primary responsibility for the financial statements and financial reporting process, including the systems of internal control. Our independent accountants, Deloitte & Touche LLP, are responsible for auditing those financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Audit Committee has reviewed and discussed with management and the independent accountant the Company’s audited financial statements as of and for the year ended December 31, 2005.

          The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board and adopted by the PCAOB, and has discussed with the independent accountants their independence. In addition, the Audit Committee has considered the compatibility of non-audit services with the independent accountant’s independence.

          Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

This report has been furnished by the members of the Audit Committee:
George F. Raymond, Chairman
Marc J. Ostro, Ph.D.
Jonathan J. Palmer

EXECUTIVE OFFICERS OF THE REGISTRANT

          The following table sets forth information regarding our executive officers as of December 31, 2005.

Name	Age	Position

Robert O. Carr	60	Chairman of the Board and Chief Executive Officer
Robert H.B. Baldwin, Jr.	51	Chief Financial Officer and Secretary
Brooks L. Terrell	42	Chief Technology Officer
Michael C. Hammer	50	Chief Operations Officer
Thomas M. Sheridan	60	Chief Portfolio Officer
Sanford C. Brown	34	Chief Sales Officer

Robert O. Carr has served as Chairman of our Board of Directors and as our Chief Executive Officer since our inception in October 2000. Mr. Carr had been Chairman of the Members’ Committee and Chief Executive Officer of our predecessor, Heartland Payment Systems LLC, from March 1997 to October 2000 when the merger of Heartland Payment Systems LLC into our company became effective. Mr. Carr co-founded Heartland Payment Systems LLC with Heartland Bank in March 1997.  Prior to founding Heartland, Mr. Carr worked in the payments and software development industries for 25 years.  Mr. Carr received a B.S. and M.S. in Mathematics and Computer Science from the University of Illinois.

Robert H.B. Baldwin, Jr. has served as our Chief Financial Officer and Secretary since our inception in October 2000. Mr. Baldwin had been Chief Financial Officer and Secretary of our predecessor, Heartland Payment Systems LLC, from May 2000 to October 2000. From July 1998 to May 2000, Mr. Baldwin served as the Chief Financial Officer of COMFORCE Corp., a publicly-traded staffing company. From 1985 through July 1998, Mr. Baldwin was a Managing Director in Smith Barney’s Financial Institutions advisory business and from 1980 to 1985, he was a Vice President with Citicorp. Mr. Baldwin received a B.A. in History from Princeton University and an M.B.A. from Stanford University.

Brooks L. Terrell has served as our Chief Technology Officer since our inception in October 2000. Mr. Terrell served as the Executive Vice President of Information Technology of our predecessor, Heartland Payment Systems LLC, from January 1997 to October 2000 when the merger of Heartland Payment Systems LLC into our company became effective. In 1992, he began an independent consulting business providing development and implementation services in the electronic payments industry. From 1986 to 1992, he was Software Development Manager with LeRoux, Pitts and Associates Inc., a software company specializing in electronic payments. Mr. Terrell received a B.A. in Religion and Greek from Baylor University in 1984.

Michael C. Hammer has served as our Chief Operations Officer since April 2005. Prior to becoming our Chief Operations Officer, Mr. Hammer served as our Chief Marketing Officer from October 2000 until April 2005.  In October 1998, Mr. Hammer joined our predecessor, Heartland Payment Systems LLC, as Chief Marketing Officer and remained in that position until October 2000 when the merger of Heartland Payment Systems LLC into our company became effective. From 1995 to 1998, he served as Senior Vice President of Sales for Deluxe Corporation, a payment systems provider. Mr. Hammer was formerly a member of the Sales Executives Group of The Advisory Board, a Washington, D.C. based organization that brings together sales executives from across corporate America. Mr. Hammer received a B.A. in English from San Jose State University.

Thomas M. Sheridan has served as our Chief Portfolio Officer since December 2004. From 1998 to December 2004, Mr. Sheridan was Senior Vice President at Nova Information Systems, the payments processing division of

US Bancorp, and was responsible for pricing and portfolio management. From 1997 to 1998, Mr. Sheridan was Vice President, Credit, Security and Settlement Operations, at PMT Services, which was acquired by Nova in 1998. From 1991 to 1997, Mr. Sheridan consulted for a number of companies in the payments industry, specializing in acquisitions, integration and portfolio management. From 1989 to 1991, he was Chief Financial Officer for National Data Corporation’s payments division, now called Global Payments. Prior to joining National Data Corporation, he served as a Vice President at First Interstate Bank, a Senior Vice President in Citibank’s credit card operations, and in the finance department of Abbott Laboratories, a health care company. Mr. Sheridan received a B.S. in Chemical Engineering from the University of Illinois and an M.B.A. in Finance from Northwestern University.

Sanford C. Brown has served as our Chief Sales Officer since January 2, 2006.  Prior to accepting this role, Mr. Brown served as our Senior Vice President of Sales Management and was responsible for our sales infrastructure, sales policy, and formulating business development strategies.  From late 2000 to 2003 Mr. Brown, served as the Senior Vice President of Hospitality Marketing and was responsible for strategies to develop and acquire relationships with trade associations nationally.  Mr. Brown has served in a variety of other sales and sales management positions since joining us in 1997, including District, Division, Regional and Vice President positions.  Mr. Brown attended Northern Arizona University where he studied Marketing.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table shows the cash compensation paid or to be paid by us, and certain other Compensation paid or accrued, during the fiscal years ended December 31, 2005 and 2004 to our Chief Executive Officer and each of our four other most highly compensated executive officers as of December 31, 2005 (together, the ‘‘Named Executive Officers’’).

	Annual Compensation					Long-term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation		Securities Underlying Options /SARs(#)	All Other Compensation

Robert O. Carr	2005	$350,000	$98,665	—		—	—
Chairman and Chief Executive Officer	2004	$368,250	$100,000	—		—	—
Robert H.B. Baldwin, Jr.	2005	$250,000	$70,475	—		90,000	—
Chief Financial Officer	2004	$247,939	$85,000	—		90,000	—
Brooks L. Terrell	2005	$215,000	$60,609	—		70,000	—
Chief Technology Officer	2004	$221,285	$75,000	—		70,000	—
Michael C. Hammer	2005	$203,000	$57,225	—		70,000	—
Chief Operations Officer	2004	$202,895	$75,000	—		70,000	—
Thomas M. Sheridan (1)	2005	$200,000	$56,350	$8,000	(3)	—	—
Chief Portfolio Officer	2004	$16,666	—	—		240,000	—
Sanford C. Brown(2)	2005	$209,865	$119,411	—		57,462	—
Chief Sales Officer	2004	$232,016	$39,308	—		51,324	—

(1)	Mr. Sheridan joined us in December 2004.
(2)	Mr. Brown was named our Chief Sales Officer on January 2, 2006.
(3)	From May 2005 through December 2005, Mr. Sheridan utilized an apartment in Princeton, New Jersey for which we paid the rent. We do not provide perquisites to any other Named Executive Officers.

          We do not provide post retirement benefits or sponsor any retirement plan or non-qualified defined contribution plans for our Named Executive Officers.

Options Granted in to Named Executive Officers 2005

          The following table sets forth information regarding stock options we granted during the year ended December 31, 2005 to the Named Executive Officers

	Number of Securities Underlying Options Granted (#)	% of Total Options/SARS Granted to Employees in 2005 (1)	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (2)

Name					5%	10%

Robert O. Carr	—	—	—	—	—	—
Robert H.B. Baldwin, Jr.	90,000	6.8%	$9.80	2/15/2010	$243,680	$538,470
Brooks L. Terrell	70,000	5.3%	$9.80	2/15/2010	$189,529	$418,810
Michael C. Hammer	70,000	5.3%	$9.80	2/15/2010	$189,529	$418,810
Thomas M. Sheridan	—	—	—	—	—	—
Sanford C. Brown	57,464	4.4%	$14.22	(3)	$225,812	$498,985

(1)	In 2005, we granted options to employees to purchase a total of 1,320,237 shares of our common stock.
(2)

In accordance with applicable SEC rules, the amounts shown on this table represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date and do not reflect our estimates or projections of the future price of our common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

(3)	Of such 57,464 options, 16,910 expire on December 23, 2010, 3,042 expire on September 12, 2010, 3,498 expire on July 14, 2010 and 34,014 expire on April 1, 2010.

Aggregated Option Exercises in 2005 and December 31, 2005 Year-End Option Values

          The following table summarizes the value of the options exercised in fiscal 2005 and the value of unexercised options held by the Named Executive Officers as of December 31, 2005. The value realized on exercised options is calculated using the difference between the option exercise price and the closing price of our common stock on the day prior to the date exercise. The value of unexercised, in-the-money options at December 31, 2005 is calculated using the difference between the option exercise price and the closing price of our common stock at December 31, 2005, which was $21.66 per share, multiplied by the number of shares underlying the option. An option is in-the-money if the fair value of the common stock subject to the option is greater than the exercise price.

	Exercised Options		Number of Securities Underlying Unexercised Options/SARs at December 31, 2005		Value of Unexercised In-the- Money Options at December 31, 2005

Name	Shares Acquired on Exercise (#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert O. Carr	—	—	475,000	125,000	$7,444,750	$1,926,250
Robert H.B. Baldwin, Jr.	—	—	467,500	112,500	$7,624,300	$1,494,000
Brooks L. Terrell	—	—	124,500	87,500	$1,946,420	$1,162,000
Michael C. Hammer	—	—	124,500	87,500	$1,946,420	$1,162,000
Thomas M. Sheridan	10,781	$132,876	69,219	160,000	$857,277	$1,981,600
Sanford C. Brown	—	—	104,038	10,000	$1,064,886	$154,000

Change in Control Arrangements

          In November 2001, each of Robert O. Carr, Robert H.B. Baldwin, Jr., Michael C. Hammer and Brooks L. Terrell entered into an employee confidential information and noncompetition agreement with us and in October 2000, Sanford C. Brown entered an employee confidential information and noncompetition agreement with us. In each instance, the agreement provides that in the event they are terminated by us for other than cause or disability, they will be entitled to receive severance pay in an amount equal to the base salary for a twelve-month period that would have been paid to them plus medical benefits for twelve months. In addition, if any of them are terminated other than for cause or their employment with us is terminated due to their death, they shall also be entitled to receive a pro rata portion of any bonus that they would have been entitled to receive for the fiscal quarter in which they are terminated as if they had been employed by us for all of such quarter or, if their bonus was payable on an annual rather than a quarterly basis, then their pro rata portion of such bonus shall be computed based on the number of days they were employed by us during such year.

          In addition, in December 2002, Mr. Baldwin entered into a supplement to his employee confidential information and noncompetition agreement. The supplement provides that (i) in the event a material change occurs within 24 months of a change in control of our company or (ii) Robert O. Carr is no longer our chief executive officer and there is a change in his place of business that is more than 50 miles from our present principal offices, which is deemed to be a relocation, and (iii) Mr. Baldwin elects within three months following such material change or relocation to terminate his employment with us, his employment shall be deemed to have been terminated by us other than for cause and he shall be entitled to be paid severance and a bonus payment in accordance with the terms described above. A change of control is defined as any event where a person or persons, other than the then-current holders of our capital stock, has the right to elect, appoint or designate a majority of our Board of Directors, regardless of whether such event occurs as a result of the sale, conversion or redemption of any of our securities or any contractual obligation of ours and our stockholders. A material change is defined as a material adverse change in Mr. Baldwin’s duties, responsibilities or authority or the assignment to him of any duties, responsibilities or authority which are inconsistent with his status or position or a material decrease in his base salary, other than any decrease that is effective for all of our officers and does not disproportionately affect Mr. Baldwin.

          Thomas Sheridan entered into an employee confidential information and noncompetition agreement with us in December 2004, which provides that (i) in the event a material change occurs within 24 months of a change in control of our company or (ii) Robert O. Carr is no longer our chief executive officer and (iii) Mr. Sheridan elects within three months following such material change to terminate his employment with us, his employment shall be deemed to have been terminated by us other than for cause and he shall be entitled to receive severance pay in an amount equal to the base salary for a twelve month period that would have been paid to him plus medical benefits for twelve months and a pro rata portion of any bonus that he would have been entitled to receive for the fiscal quarter in which he is terminated as if he had been employed by us for all of such quarter or, if his bonus is payable on an annual rather than a quarterly basis, then his pro rata portion of such bonus shall be computed based on the number of days he was employed by us during such year. In addition, all stock options granted to him shall vest and become exercisable for a period of six months following the date of such termination. A change of control is defined as any event where a person or persons, other than the then-current holders of our capital stock, has the right to elect, appoint or designate a majority of our Board of Directors, regardless of whether such event occurs as a result of the sale, conversion or redemption of any of our securities or any contractual obligation of ours and our stockholders. A material change is defined as a material adverse change in Mr. Sheridan’s duties, responsibilities or authority or the assignment to him of any duties, responsibilities or authority which are inconsistent with his status or position or a material decrease in his base salary, other than any decrease that is effective for all of our officers and does not disproportionately affect Mr. Sheridan.

Heartland Payment Systems, Inc. Amended and Restated 2000 Equity Incentive Plan

          Introduction.    Our Board of Directors adopted the Amended and Restated 2000 Equity Incentive Plan on July 29, 2003, and our stockholders approved the 2000 Plan on that same date.  The 2000 Plan was amended on July 22, 2005.

          Share Reserve.    We have authorized 11,000,000 shares of our common stock for issuance under the 2000 Plan.  As of December 31, 2005, 1,718,761 shares of the 11,000,000 authorized shares of our common stock remain available for issuance under the 2000 Plan.

          Eligibility.    Employees, officers, Directors, and consultants of our company or our subsidiaries are eligible to participate in the 2000 Plan.  However, only employees may be granted “incentive stock options.”

          Administration.    The 2000 Plan is currently administered by our Compensation Committee.  Our Compensation Committee determines, among other things, which eligible persons are to receive awards, the number of shares of our common stock subject to each award, the exercise schedule for each option and each stock appreciation right, the vesting schedule for each share of common stock and the other terms and conditions of each award, consistent with the provisions of the 2000 Plan.  The terms and conditions of each award shall be set forth in a written award agreement with the recipient.

          Options.    Options granted under the 2000 Plan may be either “incentive stock options,” which are intended to qualify for certain U.S. federal income tax benefits under Section 422 of the Code, or “non-qualified stock options.”  The holder of an option granted under the 2000 Plan will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, as determined by our Compensation Committee.  Options granted under the 2000 Plan may become exercisable based on the recipient’s continued employment or service or the achievement of performance or other goals and objectives.  The exercise price for an option may be paid in cash, in shares of our common stock valued at fair market value on the exercise date, by delivery of a full-recourse, interest-bearing promissory note, or by such other method as the Compensation Committee may establish.  Options granted under the 2000 Plan generally may be transferred only by will or by the laws of descent and distribution.

          Stock Appreciation Rights.  A recipient of a stock appreciation right under the 2000 Plan will be entitled to receive cash, or shares of our common stock having a fair market value, equal to the excess of (a) the fair market value of a share of our common stock on the date of exercise (or, in our Compensation Committee’s discretion, as of any time during a specified period before or after the date of exercise) over (b) the grant price of the stock appreciation right.  The grant price for a stock appreciation right granted under the 2000 Plan will be determined by our Compensation Committee, but may not be less that the fair market value of a share of our common stock on the date of grant.  Stock appreciation rights will become exercisable at such times or upon the occurrence of such events as determined by our Compensation Committee.

          Shares of Common Stock.    Shares of common stock granted under the 2000 Plan generally will “vest” based on the continued employment or service of the recipient or the achievement of performance or other goals and objectives.  Shares of common stock that have not vested generally will be subject to forfeiture by the recipient, without payment of any consideration by our company, if the recipient’s employment or service terminates.  Unless otherwise permitted by our Compensation Committee, shares of common stock granted under the 2000 Plan may not be transferred by the recipient prior to vesting.

          Certain Corporate Transactions; Change in Control.    In the event of certain corporate transactions, such as a merger or consolidation in which we are not the surviving entity or a sale of all or substantially all of the assets of our company, the 2000 Plan provides that (a) each outstanding option will be assumed or substituted with a comparable option by our successor company or its parent or (b) in the discretion of our Compensation Committee, the 2000 Plan and each outstanding option shall terminate on the effective date of such transaction and the recipient will receive a cash payment with a fair market value equal to the amount that would have been received upon the exercise of the option had the option been exercised immediately prior to such transaction.

          No award agreement entered into pursuant to the 2000 Plan may provide for the acceleration of any exercise schedule or vesting schedule with respect to an award solely because of a “change in control” of our company.  However, notwithstanding anything to the contrary in the 2000 Plan or any award agreement, awards may provide for the acceleration of the exercise schedule or vesting schedule in the event of the involuntary dismissal of a recipient within a specified period of time following a change in control.

          Amendment and Termination.    The Board of Directors may amend or modify the 2000 Plan at any time, subject to any approval by our stockholders as required by law or the recipients of outstanding awards, as applicable. The 2000 Plan will terminate no later than July 30, 2013.

Indemnification Arrangements

          Our bylaws provide that our Directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Delaware General Corporation Law.  We have entered into indemnification agreements with each of our Directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Set forth below is information relating to the beneficial ownership of our common stock as of March 2, 2006, by each person known by us to beneficially own more than 5% of our outstanding shares of common stock of each class, each of our Directors and our Named Executive Officers, and all of our Directors and executive officers as a group.

          Each stockholder’s percentage ownership in the following table is based on 35,678,421 shares of common stock outstanding as of March 2, 2006.

          Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address of each officer, Director and 5% stockholder listed below is c/o Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Shares Outstanding

5% Holders:
Carr Holdings, L.L.C.	7,723,960	(1)	21.6%
Greenhill Capital Partners, L.P. and affiliated investment funds	5,238,334	(2)	14.7%
LLR Equity Partners, L.P. and affiliated investment fund	4,553,000	(3)	12.8%
Directors and Executive Officers:
Robert O. Carr	10,476,639	(4)	29.4%
Robert H.B. Baldwin, Jr.	984,600	(5)	2.8%
Brooks L. Terrell	709,500	(6)	2.0%
Michael C. Hammer	559,500	(7)	1.6%
Thomas M. Sheridan	134,324	(8)	*
Sanford C. Brown	194,038	(9)	*
Scott L. Bok	5,243,334	(2) (10)	14.7%
Mitchell L. Hollin	4,558,000	(3) (11)	12.8%
Robert H. Niehaus	5,332,334	(2) (12)	14.9%
Marc J. Ostro, Ph.D	40,000	(13)	*
Jonathan J. Palmer	44,321	(14)	*
George F. Raymond	27,000	(15)	*
All Directors and Executive Officers as a group (12 persons)	23,065,256	(16)	64.6%

*	Less than one percent.

(1)	Carr Holdings, L.L.C. is a New Jersey limited liability company owned and managed by Robert O. Carr, our Chief Executive Officer and Chairman, and Jill Carr, the wife of Mr. Robert O. Carr.

(2)

Beneficial ownership consists of 3,207,498 shares of common stock held by Greenhill Capital Partners, L.P.; 978,364 shares of common stock held by Greenhill Capital, L.P.; 517,751 shares of common stock held by Greenhill Capital Partners (Executives), L.P.; and 534,721 shares of common stock held by Greenhill Capital Partners (Cayman), L.P. By virtue of their ownership and positions as the Senior Members of GCP 2000, LLC and as Managing Directors of Greenhill Capital Partners, LLC, which control the general partners of Greenhill Capital Partners, L.P. and its affiliated investment funds, Scott L. Bok, Robert F. Greenhill and Robert H. Niehaus may be deemed to beneficially own these shares. In addition, GCP Managing Partner, L.P. and GCP, L.P., the general partners of Greenhill Capital Partners, L.P. and its affiliated investment funds, as well as Greenhill Capital Partners, LLC and GCP 2000, LLC, which control the general partners, and Greenhill & Co., Inc., the sole member of Greenhill Capital Partners, LLC, may be deemed to beneficially own these shares. Each of Scott L. Bok, Robert F. Greenhill and Robert H. Niehaus disclaims beneficial ownership of these shares except to extent of each of their pecuniary interest therein.

(3)

Beneficial ownership consists of 4,133,509 shares of common stock held by LLR Equity Partners, L.P. and 419,491 shares of common stock held by LLR Equity Partners Parallel, L.P. By virtue of his position as a Partner of LLR Capital, L.P., which is the General Partner of LLR Equity Partners and its affiliated investment funds, Mr. Hollin may be deemed to beneficially own these shares.

(4)

Beneficial ownership consists of 7,723,960 shares of common stock held by Carr Holdings, L.L.C., a New Jersey limited liability company owned and managed by Robert O. Carr and Jill Carr, Mr. Robert O. Carr’s wife; 1,750,000 shares of common stock held by Robert O. Carr; 400,000 shares of common stock held by The Robert O. Carr 2001 Charitable Remainder Unitrust; 38,558 shares of common stock held by The Robert O. Carr 2000 Irrevocable Trust for Emily Carr; 24,669 shares of common stock held by The Robert O. Carr 2000 Irrevocable Trust for Ryan Carr; 34,391 shares of common stock held by The Robert O. Carr 2000 Irrevocable Trust for Kelly Carr; 8,086 shares of common stock held by The Robert O. Carr 2003 Grantor Retained Annuity Trust; 13,889 shares of common stock held by The Jill A Carr 2000 Irrevocable Trust for Hilary Carr;  8,086 shares of common stock held by The Jill A Carr 2003 Grantor Retained Annuity Trust, and options to purchase 475,000 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 2, 2006.

(5)

Beneficial ownership consists of 333,576 shares of common stock held by Mr. Baldwin, 138,524 shares of common stock held by Margaret J. Sieck and Whitney H. Baldwin as Trustees for an Indenture created June 30, 2004, and options to purchase 512,500 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 2, 2006.

(6)

Beneficial ownership consists of 550,000 shares of common stock held by the B. Terrell Limited Partnership, a Texas limited partnership of which Brooks L. Terrell is the general partner; 68,000 shares of common stock held by Brooks L. Terrell, and options to purchase 91,500 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 2, 2006.

(7)

Beneficial ownership consists of 400,000 shares of common stock held by the MCMJH, LLC, an Arizona limited liability company of which Michael C. Hammer is the Managing Partner, and options to purchase 159,500 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 2, 2006.

(8)

Beneficial ownership consists of 65,105 shares of common stock held by Mr. Sheridan, and options to purchase 69,219 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 2, 2006.

(9)

Beneficial ownership consists of 80,000 shares of common stock held by Mr. Brown, and options to purchase 114,038 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 2, 2006.

(10)	Beneficial ownership includes options issued to Mr. Bok to purchase 5,000 shares of common stock under our 2000 Equity Incentive Plan. All such options are exercisable within 60 days of March 2, 2006.

(11)

Beneficial ownership includes options issued to Mr. Hollin to purchase 5,000 shares of common stock under our 2000 Equity Incentive Plan. All such options are exercisable within 60 days of March 2, 2006.

(12)

Beneficial ownership consists of 89,000 shares of common stock held by Mr. Niehaus, and options to purchase 5,000 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 2, 2006.

(13)

Beneficial ownership consists of 5,000 shares of common stock held by Dr. Ostro, and options to purchase 35,000 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 2, 2006.

(14)

Beneficial ownership consists of 39,321 shares of common stock held by Mr. Palmer, and options to purchase 5,000 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 2, 2006.

(15)

Beneficial ownership consists of 2,000 shares of common stock held by Mr. Raymond, and options to purchase 25,000 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 2, 2006.

(16)	Includes options to purchase an aggregate of 1,501,757 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 2, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Other than the transactions described below, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock or any member of such person’s immediate family had or will have a direct or indirect material interest.

          Scott L. Bok, the U.S. President of Greenhill & Co., Inc. and a Senior Member of GCP 2000, LLC and a Managing Director of Greenhill Capital Partners, LLC, which control the general partners of Greenhill Capital Partners, Robert H. Niehaus, the Chairman and a Senior Member of GCP 2000, LLC and Chairman and a Managing Director of Greenhill Capital Partners, LLC and Mitchell L. Hollin, a partner of LLR Partners Inc., are members of our Board of Directors. In July 2003, Greenhill Capital Partners and LLR Equity Partners granted Robert O. Carr, our Chief Executive Officer and Chairman, an irrevocable option to purchase up to an aggregate of 1,750,000 shares of our common stock at any time on or before July 31, 2006 at a purchase price of $7.14 per share.   On February 22, 2006, Mr. Carr exercised options to purchase 1,750,000 shares of our common stock from Greenhill Capital Partners and LLR Equity Partners.

          On March 28, 2005, Carr Holdings, L.L.C., an entity controlled and managed by Robert O. Carr, our Chief Executive Officer and Chairman, and his wife, sold 40,000 shares of our common stock to Thomas M. Sheridan, our Chief Portfolio Officer, at a price of $9.28 per share. In addition, Carr Holdings, L.L.C. granted Mr. Sheridan an option to purchase an additional 40,000 shares of our common stock at any time prior to the earlier of (i) March 31, 2006, if we have not consummated our initial public offering or (ii) six months and 15 days after the consummation of our initial public offering. On August 8, 2005, Mr. Sheridan exercised options to purchase 12,000 shares of our common stock from Carr Holdings, L.L.C.  On February 22, 2006, the remaining options to purchase 28,000 shares of our common stock from Carr Holdings, L.L.C. were cancelled by mutual agreement between Mr. Sheridan and Carr Holdings, L.L.C. As consideration for the cancellation, Mr. Sheridan received a payment of $361,900 from Carr Holdings L.L.C. The amount of the consideration was determined by subtracting the $9.28 exercise price of the options from the closing price of our common stock on the NYSE on the day before the date of this cancellation agreement, or $22.20, and multiplying the difference by 28,000.

          On May 6, 2005, Carr Holdings, L.L.C., an entity controlled and managed by Robert O. Carr, our Chief Executive Officer and Chairman, and his wife, sold 27,236 shares of our common stock to LLR Equity Partners, L.P., an entity controlled by Mitchell L. Hollin, one of our directors, and 2,764 shares of our common stock to LLR Equity Partners Parallel, L.P., an entity controlled by Mitchell L. Hollin, one of our Directors, at a price of $9.80 per share. We paid the expenses incurred by Carr Holdings, L.L.C. in connection with the sale, which expenses totaled approximately $1,000.

          Jeffrey T. Nichols, the son-in-law of Robert O. Carr, our Chief Executive Officer and Chairman, is our Model Office Team Leader and was paid a salary of $161,260 in the year ended December 31, 2005.

          We have entered into change in control arrangements with some of our executive officers and granted options under our stock option plans to some of our executive officers. We have also entered into indemnification agreements with each of our executive officers and Directors. See “Executive Officers of the Registrant—Change in Control Arrangements” and “Executive Officers of the Registrant —Indemnification Arrangements.”

          All future transactions, if any, between us and our officers, Directors and principal stockholders and their affiliates and any transactions between us and any entity with which our officers, Directors or five percent stockholders are affiliated, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Public Accountants

          Deloitte & Touche LLP (“Deloitte”) served as our independent accountants for the years ending December 31, 2005 and 2004.

Audit Fees

          The aggregate fees billed by Deloitte for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent public accountant in connection with statutory and regulatory filings or engagements were $380,530 for 2005.  For 2004, fees of $446,563 were billed by Deloitte for professional services rendered for audits of our annual financial statements.

Audit-Related Fees

          The aggregate fees billed by Deloitte for professional services rendered for assurance and related services that are related to the performance of the audit or review of our financial statements were $1,340,547 for 2005 and $282,000 for 2004. Audit-related services in 2005 and 2004 included fees for consents to registration statements on Form S-1.

Tax Fees

          The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice, and tax planning were $70,538 for 2005 and $68,050 for 2004. The fees primarily related to services provided in connection with our tax return preparation and compliance and sales tax return preparation and compliance.

All Other Fees

          No other fees were billed by Deloitte in 2005 or 2004.

Audit Committee Pre-Approval Policies

          Our Audit Committee pre-approves any audit and audit-related services and any permissible non-audit services provided by Deloitte prior to the commencement of the services. In determining whether to pre-approve a non-audit service, the Audit Committee considers whether providing the non-audit services is compatible with maintaining the auditor’s independence. To minimize potential impairments to the objectivity of the independent auditor, it has been the Audit Committee’s practice to limit the non-audit services that may be provided by our independent auditor to tax return, compliance and planning services.

          All of the services described under the captions Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees were approved by the Audit Committee in accordance with the foregoing policy.

STOCKHOLDER RETURN ANALYSIS

          The following graph compares the percentage change in cumulative total stockholder return on our common stock since August 10, 2005, the date our common stock was priced in connection with our initial public offering, with the cumulative total return over the same period of (i) the S&P 500 Index and (ii) the S&P Information Technology Index.

          Pursuant to rules of the SEC, the comparison assumes $100 was invested on August 10, 2005 in our common stock and in each of the indices and assumes reinvestment of dividends, if any. Historical stock prices are not indicative of future stock price performance.

	Heartland	S&P 500	S&P Information Technology

August 10, 2005	$100.00	$100.00	$100.00
August 31, 2005	$141.00	$99.50	$100.17
September 30, 2005	$132.56	$100.30	$100.46
October 31, 2005	$134.56	$98.63	$98.25
November 30, 2005	$118.50	$102.36	$104.58
December 31, 2005	$120.33	$102.39	$101.53

Stockholder Proposals To Be Presented At Next Annual Meeting

          In order to be considered for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting, we must receive stockholder proposals for such meeting at our principal office not less than one hundred fifty days prior to the date of the meeting and the proposal must satisfy the conditions established by the SEC for stockholder proposals.  If a stockholder intends to submit a proposal at next year’s Annual Meeting, which proposal is not intended to be included in our proxy statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to us not less than 120 calendar days before the date of our proxy statement released to our shareholders in connection with the 2006 Annual Meeting.

OTHER MATTERS

Expenses of Solicitation

          The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost of such solicitation will be borne by us.  Proxies may also be solicited by our Directors, officers and employees, without additional compensation, by personal interview, telephone and facsimile.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and we will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Discretionary Authority

          The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting and discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting.  At the date of this Proxy Statement, we do not expect that any other matters will be submitted for consideration at the Annual Meeting other than those specifically referred to above.  If any other matters properly come before the Annual Meeting, the proxy holders will be entitled to exercise discretionary authority to the extent permitted by applicable law.

By Order of the Board of Directors,

/s/ Robert H.B. Baldwin, Jr.

Chief Financial Officer and Corporate Secretary
Date: April 14, 2006

APPENDIX I

HEARTLAND PAYMENT SYSTEMS, INC.
AUDIT COMMITTEE CHARTER

Purpose of Committee

          The Audit Committee (the “Committee”) is appointed by and generally acts on behalf of the Board of Directors (the “Board”) to assist the Board in monitoring (1) the integrity of the financial statements of Heartland Payment Systems, Inc. (the “Company”) and the Company’s financial reporting and disclosure practices; (2) the compliance by the Company with ethical policies and legal and regulatory requirements; (3) the appointment, compensation, qualifications, independence and performance of the Company’s internal and external auditors; (4) the performance of the Company’s internal audit function and (5) the financial reporting process and systems of internal accounting and internal control over financial reporting (the “Internal Controls”).  The Committee shall also prepare an audit committee report as required by the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

Committee Membership

          The Committee shall be comprised of at least three directors, each of whom shall, in the business judgment of the Board, meet the independence requirements of the New York Stock Exchange, Inc. (the “NYSE”) and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and each of whom shall not have participated in the preparation of the financial statements of the Company at any time during the past three years.

          In addition, all of the Committee members must be “financially literate” and at least one member of the Committee must have “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment.  The Board shall also determine whether any member of the Committee is an “audit committee financial expert,” as defined by rules of the SEC.  If the Board has determined that a member of the Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

          No director may serve a as member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company’s annual proxy statement.

          The members of the Committee shall be appointed by the Board for such term or terms as the Board may determine in its discretion and serve at the pleasure of the Board.  The Board shall appoint the Chairperson of the Committee.

Committee Duties and Responsibilities

The Committee shall make regular reports to the Board.

The Committee shall:

1.	Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
2.

Review with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements prior to the filing of the Company’s Forms 10-K and 10-Q, including (i) the results of the independent auditor’s reviews of such financial statements, (ii) major issues regarding accounting and auditing principles and practices, (iii) the adequacy of Company’s Internal Controls that could significantly affect the Company’s financial statements and (iv) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

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3.	Discuss with management and the independent auditor, as appropriate, earnings press releases and financial information.
4.	Recommend, for stockholder approval, the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board.
5.	Be directly responsible for the compensation, retention and oversight of the work of the independent auditor, who shall report directly to the Committee.
6.	Resolve disagreements between management and the independent auditor regarding financial reporting.
7.

Ensure that the independent auditor prepares and delivers annually an auditor’s statement (it being understood that the independent auditor is responsible for the accuracy and completeness of this statement), to discuss with the independent auditor any relationships or services disclosed in this statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors, and to recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

8.	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.
9.	Review the experience and qualifications of the Company’s senior finance executives.
10.	Review the appointment and retention of the senior internal auditing executive.
11.	Meet with the senior internal auditing executive to discuss the internal auditing department’s significant reports to management and management’s responses thereto.
12.	Approve all audit engagement fees to be paid to the independent auditor.
13.

Evaluate together with the Board the performance of the independent auditor and, whether it is appropriate to rotate independent auditors on a regular basis, but in no event no less frequently than is required by law.  If so determined by the Committee, recommend that the Board replace the independent auditor.

14.	Establish policies for the hiring of employees and former employees of the independent auditor, taking into consideration any policies that the independent auditor may have in this regard.
15.	Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.
16.	Pre-approve all audit services to be provided by the independent auditor.
17.

Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

18.	Review and reassess the adequacy of this Charter and the independence of the independent auditor annually and recommend any proposed changes to the Board for approval.
19.

Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

20.

Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

21.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
22.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;
23.	Review the significant reports to management prepared by the internal auditing department and management’s responses.
24.	Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.
25.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.
26.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter.

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Such review should include:
(a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;
(b) Any changes required in the planned scope of the internal audit; and
(c) The internal audit department responsibilities, budget and staffing.
27.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
28.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.
29.	Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.
30.	Review all related-party transactions for potential conflict of interest situations.
31.

Discuss with the Company’s management any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquires received from governmental agencies.

32.

Conduct an annual evaluation of the Committee’s performance in carrying out these duties and responsibilities, and prepare and issue the evaluation report required under “Performance Evaluation” below.

33.

Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints and concerns regarding the Company’s accounting, internal accounting controls and auditing matters.

34.

Perform any other duties or responsibilities consistent with this Charter, the Company’s articles or incorporation and bylaws, each as from time to time amended and restated, and governing law as the Committee or the Board deems necessary or appropriate.

Meetings and Reporting

          The Committee shall meet in person or telephonically no less frequently than four per year, or more frequently as circumstances dictate.  The Committee should meet separately periodically with management, the senior internal auditing executive and the independent auditor to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately.  The proceedings of all Committee meetings shall be reflected in written minutes, which shall be maintained with the records of proceedings of the Board.  The Committee shall report to the Board at appropriate intervals (but no less than once per year) on the activities of the Committee and its findings.

          The Committee is governed by the same rules regarding meetings (including meetings by teleconference or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board, except that in the event of a tie vote on any issue, the Chairperson’s vote shall decide the issue.  The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

Performance Evaluation

          The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter.  The performance evaluation shall recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee.  The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate.  The report to the Board may take the form of an oral report by the Committee or any member thereof designated by the Committee to make such report.

Resources and Authority

          The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate.  The Committee shall have sole authority to approve related fees and retention terms.

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          Committee members shall receive no compensation other than for Board or Committee services.

Delegation to Subcommittee

          The Committee may, in its discretion, delegate its authority in accordance with the Delaware General Corporation Law to subcommittees established by the Committee from time to time, which subcommittees will consist of one or more members of the Committee and shall report to the Committee.

Limitation of Audit Committee’s Role.

          The Committee’s role is one of oversight.  Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements.  Management is responsible for the fair presentation of the information set forth in the financial statements in conformity with GAAP.  The independent auditor’s responsibility is to provide their opinion, based on their audits, that the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with GAAP.  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in conformity with GAAP.  Further, it is not the duty of the Audit Committee to assure compliance with applicable laws and regulations, the Corporation’s Code of Ethical Conduct or its environmental compliance program.

Adoption of Charter

          This Charter was originally adopted by the Board of Directors on May 10, 2004.

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PROXY

HEARTLAND PAYMENT SYSTEMS, INC.
90 NASSAU STREET
PRINCETON, NEW JERSEY 08542

          The undersigned holder of Common Stock of Heartland Payment Systems, Inc. (the “Company”) hereby constitutes and appoints Robert O. Carr and Robert H.B. Baldwin, Jr. and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned to vote the shares of Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Nassau Inn, 10 Palmer Square, Princeton, New Jersey 08540, on Monday, May 15, 2006 at 1:30 p.m., local time, or at any and all adjournments thereof, on all matters as may properly come before the meeting.  The undersigned hereby revokes any and all proxies heretofore given with respect to such meetings.

          Each of such attorneys and proxies present at the meeting shall and may exercise the powers granted hereunder.

          Said attorneys are hereby instructed to vote as specified below. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 BELOW.

1.	Election of the following seven (7) nominees to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

Nominees:	Robert O. Carr	Robert H. Niehaus	Jonathan J. Palmer
	Scott L. Bok	Marc J. Ostro, Ph.D	George F. Raymond
Mitchell L. Hollin

☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED ABOVE.

2.	In their discretion, to vote upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dated: _________________, 2006

Signature

Signature(s) if held jointly

Please sign your name as it appears hereon.  In the case of joint owners or tenants in common, each should sign.  If signing as a trustee, guardian or in any other representative capacity or on behalf of a corporation or partnership, please indicate your title.